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                                                                    EXHIBIT 4.16

                             AMENDMENT NO. 1 TO THE
                         RECEIVABLES PURCHASE AGREEMENT


            AMENDMENT NO. 1 (this "Amendment"), dated as of December 15, 1999 to the RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, the "Agreement"), dated as of June 18, 1999, between KCH FUNDING, L.L.C., a Delaware limited liability company, as purchaser (in such capacity, the "Purchaser") and UNOVA, INC., a Delaware corporation, as the seller (in such capacity, the "Seller").

                             PRELIMINARY STATEMENTS

            WHEREAS, the parties hereto have entered into the Agreement whereby the Seller shall sell and assign from time to time such certain accounts receivable to the Purchaser subject to the terms and conditions of the Agreement and the Purchaser shall purchase from the Seller from time to time such accounts receivable; and

            WHEREAS, the parties to the Agreement desire to make a certain amendments to the Agreement.

            NOW, THEREFORE, the parties hereby agree as follows:

            1. Definitions. Except as otherwise stated herein, capitalized terms not defined herein shall have the respective meanings assigned to them in the Agreement.

            2. Amendments to the Agreement.

               (a) The first recital to the Agreement is hereby amended to read in its entirety as follows:

            "WHEREAS, the Purchaser desires to purchase from the Seller from time to time certain accounts receivable owing from Obligors which are purchased from the divisions listed on Annex 1 hereto of UNOVA Industrial Automation Systems, Inc., a Delaware corporation ("IAS"), Intermec Technologies Corporation, a Washington corporation ("Intermec"), M M & E, Inc., a Nevada corporation ("MM&E," together with such divisions of IAS and Intermec, and other divisions of IAS or other entities which are listed on Annex 1 as such annex may from time to time be amended by the written agreement of the parties hereto, collectively, the "Originator Subsidiaries") and which are generated in the normal course of the Originator Subsidiaries' business pursuant to, or evidenced by, purchase orders, invoices or other written agreements or with invoices on open accounts;"


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               (b) Exhibit B to the Agreement is hereby amended to read in its entirety as set forth in Exhibit A hereto.

               (c) Exhibit D to the Agreement is hereby amended to read in its entirety as set forth in Exhibit B hereto.

               (d) Annex 1 to the Agreement is hereby amended to read in its entirety as set forth in Exhibit C hereto.

            3. Representations and Warranties. To induce the Purchaser to enter into this Amendment, the Seller hereby represents and warrants as of the Effective Date (as hereinafter defined) that:

               (a) it has the power, authority and legal right to make and deliver this Amendment and to perform its obligations under the Agreement, as amended by this Amendment, without any notice, consent, approval or authorization not already obtained, and that it has taken all necessary action to authorize the same.

               (b) the making and delivery of this Amendment and the performance of the Agreement, as amended by this Amendment, do not violate any provision of law or any regulation, or its charter or by-laws, or result in the breach of or constitute a default under or require any consent under any indenture or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected. The Agreement, as amended by this Amendment, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally.

               (c) The representations and warranties made by it contained in any Transaction Document are true and correct on and as of the date of this Amendment and after giving effect hereto.

               (d) No Termination Event or Potential Termination Event has occurred and is continuing under the Agreement as of the date of this Amendment and after giving effect hereto.

            4. Conditions to Closing. On or prior to the date of execution hereof, the Agent shall have received original copies of this Amendment and each of the documents set forth in Exhibit B to Amendment No. 2 to the Transfer Agreement, each in form and substance satisfactory to the Agent.

            5. Effective Date. The effective date of this Amendment (the "Effective Date") is June 18, 1999.


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            6. Reference to and Effect on the Transaction Documents. On and
after the Effective Date (i) each reference in the Agreement to "This Agreement", "hereunder", "hereof" or words of like import, and each reference in any other Transaction Document to "the Receivables Purchase Agreement", "thereunder", "thereof" or words of like import, referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

            7. Agreement and all other Transaction Documents in Full Force and Effect. Except as specifically amended hereby, each Transaction Document and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender, any Bank Investor or the Agent under any Transaction Document, nor constitute a waiver of any provision of any Transaction Document.

            8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute a single instrument with the same effect as if the signatures thereto and hereto were upon the same instrument.

            9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.


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            IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                                    KCH FUNDING, L.L.C.,
                                        as Purchaser


                                    By: /s/ Elmer C. Hull, Jr.
                                       ---------------------------------
                                        Title: Treasurer


                                    UNOVA, INC.,
                                      as Seller

                                    By: /s/ Elmer C. Hull, Jr.
                                       ---------------------------------
                                        Title: VP & Treasurer



      The foregoing Amendment No. 1
to Receivables Purchase Agreement has
been acknowledged and consented to by:
Bank of America, N.A., as successor by
merger to Nationsbank, N.A.


By: /s/ Robert R. Wood
   ---------------------------------
      Title: Vice President


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                                                                      EXHIBIT A

                                    EXHIBIT B
                                  [TO THE RPA]

                        Principal Places of Business and
                               Location of Records


1.  UNOVA, Inc.
    21900 Burbank Blvd.
    Woodland Hills, CA 91367-7418
    Phone: (818) 992-2880
    Fax: (818) 992-2627

     Location of Records: California

2.  UNOVA Industrial Automation Systems, Inc.
    5663 East Nine Mile Road
    Warren, MI 48091 USA
    Phone: (810) 497-6000
    Fax:   (870) 497-6082

    Location of Records: Warren, MI; Cincinnati, OH

    a)  Lamb Technicon Machining Systems
        5363 E. Nine Mile Road
        Warren, MI 48091-2593

    b)  Lamb Technicon Body and Assembly Systems
        29770 Commerce Blvd.
        Chesterfield Township, ME 48051

    c)  Cincinnati Machine
        4701 Marburg Avenue
        Cincinnati, OH 45209-1025

3.  Intermec Technologies Corporation
    6001 36th Avenue West
    P.O. Box 4280
    Everett, WA 98203-9280
    Phone; (425) 345-2600
    Fax:  (425) 385-9551

 Location of Records: Everett, WA; Cedar Rapids, IA; Fairfield, OH

    In Cedar Rapids, IA
       550 Second Street S.E.
       Cedar Rapids, IA 52401

    In Cincinnati, OH
       9290 LeSaint Drive
       Fairfield, OH 45014

4.  M M & E, Inc.
    255 South Fenway Drive
    Fenton, Michigan 48430
    Phone: (810) 750-7901
    Fax: (810) 750-7990

    Location of Records: 5363 E. Nine Mile Road, Warren, MI

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                                                                      EXHIBIT B

                                    EXHIBIT D
                                  [TO THE RPA]

                              Former Names, Mergers
                                 and Trade Names
                               (in last l8 months)

UNOVA, INC.

FORMER NAME(S)
None

MERGERS
None

TRADE NAMES
None

UNOVA INDUSTRIAL AUTOMATION SYSTEMS, INC.

FORMER NAME(S)
None

TRADE NAMES
for Lamb Technicon Machining Systems
   - Lamb Technicon Machining Systems
   - Lamb Assembly & Test
 for Lamb Technicon Body & Assembly Systems
   - Lamb Technicon Body & Assembly Systems
   - Modern prototype
 for Cincinnati Machine
   - Cincinnati Milacron

MERGERS
None

INTERMEC TECHNOLOGIES CORPORATION

FORMER NAME(S)
None

MERGERS
Norand Corporation merged with and into Intermec Technologies Corporation on December 28, 1997 Intermec/Ultra Print Inc. merged with and into Intermec Technologies Corporation on January 16, 1998

TRADE NAMES
Intermec Technologies Corporation
Intermec IP Corporation
Norand Corporation (Merged into Intermec)
Norand Technology Corporation (name changed to Intermec IP Corporation) Norand Mobile Systems Division of Intermec Technologies Corporation Amtech Systems Division Amtech Systems Corporation Identification Systems Division of Intermec Technologies Corporation Government Systems Division of Intermec Technologies Corporation Local Area Systems Division of Intermec Technologies Corporation United Bar Code Industries

MM&E

FORMER NAME(S)
None

MERGERS
None

TRADE NAMES
Michigan Machine & Engineering

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                                                                       EXHIBIT C


                                     Annex 1

                      Originator Subsidiaries and Divisions

A.      UNOVA Industrial Automation Systems, Inc.

Divisions
Lamb Technicon Machining Systems
Lamb Technicon Body & Assembly Systems
Cincinnati Machine

B.      Intermec Technologies Corporation

C.      M M & E, Inc.